<ARTICLE> 5
          <LEGEND>
          This schedule  contains summary  financial information  extracted from the
          unaudited condensed consolidated financial statements  of T. Rowe
          Price Realty
          Income  Fund  IV,  America's  Sales-Commission-Free  Real  Estate
          Limited Partnership
          included the accompanying  Form 10-Q for  the period ended  March
          31, 1996 and is
          qualified   in  its  entirety  by  reference  to  such  financial
          statements.
          </LEGEND>
          <CIK> 0000826315
          <NAME>  T.   ROWE  PRICE   REALTY  INCOME   FUND  IV,   AMERICA'S
          SALES-COMMISS

          <PERIOD-TYPE>                   3-MOS
          <FISCAL-YEAR-END>                          DEC-31-1996
          <PERIOD-START>                             JAN-01-1996
          <PERIOD-END>                               MAR-31-1996
          <CASH>                                       1,845,000
          <SECURITIES>                                         0
          <RECEIVABLES>                                  826,000
          <ALLOWANCES>                                   304,000
          <INVENTORY>                                          0
          <CURRENT-ASSETS>                                     0<F1>
          <PP&E>                                      26,903,000
          <DEPRECIATION>                               4,037,000
          <TOTAL-ASSETS>                              25,445,000
          <CURRENT-LIABILITIES>                                0<F1>
          <BONDS>                                              0
          <PREFERRED-MANDATORY>                                0
          <PREFERRED>                                          0
          <COMMON>                                             0
          <OTHER-SE>                                  23,960,000<F2>
          <TOTAL-LIABILITY-AND-EQUITY>                25,449,000
          <SALES>                                              0
          <TOTAL-REVENUES>                               887,000
          <CGS>                                                0
          <TOTAL-COSTS>                                  686,000
          <OTHER-EXPENSES>                                     0
          <LOSS-PROVISION>                                     0<F3>
          <INTEREST-EXPENSE>                                   0
          <INCOME-PRETAX>                                201,000
          <INCOME-TAX>                                         0
          <INCOME-CONTINUING>                            201,000
          <DISCONTINUED>                                       0
          <EXTRAORDINARY>                                      0
          <CHANGES>                                            0
          <NET-INCOME>                                   201,000












          <EPS-PRIMARY>                                        0<F4>
          <EPS-DILUTED>                                        0

          <F1>Not contained in registrant's unclassified balance sheet.
          <F2>Partners' Capital.
          <F3>Not reported at interim.
          <F4>Not applicable.  Net income  per limited partnership unit  is
          $0.26.